Exhibit 10.30

CERTIFICATE ACCOUNT OPENING AND MAINTENANCE AGREEMENT

This Certificate Account Opening and Maintenance Agreement (the “Agreement”) is made by and between LC Trust I, a Delaware statutory trust (the “Trust”), LendingClub Corporation, a Delaware corporation (the “Company”) and                     , a                      (the “Investor” or “Purchaser”), effective as of                      (the “Effective Date”).

RECITALS

A. In connection with this Agreement, the Investor has agreed to execute a Series Supplement with the Trust in order to acquire a master global trust certificate (the “Certificate”) from the Trust through which the Investor may invest in certain member loans originated and available for investment through the Company’s primary platform (the “Platform”).

B. In order to participate through the Platform in connection with its Certificate, the Investor requires accounts with the Company and Millennium Trust Company (“Millennium”), the custodian for the Trust.

C. The Investor will use the Company’s existing Platform to execute its investment orders.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements, terms and conditions contained herein, the sufficiency and receipt of which are hereby acknowledged, agree as follows:

1. Certificate Account Opening.

1.1. The Investor hereby confirms its agreement to execute a Series Supplement with the Trust and acquire a Certificate for the purpose of investing in consumer member loans originated through the Company’s Platform in connection with the Company’s Standard Program (as defined in connection with the Private Placement Memorandum for LC Trust I Trust Certificates dated October 6, 2014)(“Loans”).

1.2. Pursuant to its acquisition of a Certificate, the Investor shall complete and provide to the Trust the Certificate Purchaser Information Form attached hereto as Appendix A (the “Purchaser Information Form”). The Investor agrees to complete all fields presented on the Purchaser Information Form, except that Investors that are individuals are not required to complete fields that are marked “Entities only” and that Investors that are entities are not required to complete fields that are marked “Individuals,” and to sign and date such Form and return such Form to the Trust. The Investor further agrees to provide to the Trust such supplemental information and materials as the Trust may reasonably request in connection with the Investor’s responses to the Purchaser Information Form.

1.3. Pursuant to its acquisition of a Certificate, the Investor hereby authorizes and directs the Trust to take all steps required to open an account with the Company (the “Account”) on the Investor’s behalf to enable the Investor to invest in Loans originated through and presented on the Platform. The Investor further authorizes and directs the Trust to release and provide to the Company such information regarding the Investor as may be required or reasonably requested by the Company to enable the Company to establish and maintain the Account on behalf of the Investor, including but not necessarily limited to the information set forth on the Purchaser Information Form. The Investor acknowledges and agrees that the opening of the Account on the Investor’s behalf is contingent upon (1) Investor acquiring a Certificate pursuant to a validly executed Series Supplement and (2) Investor providing a completed and signed Purchaser Information Form, plus such supplemental information and materials as the Trust may request, to the Trust. The Investor agrees to provide to the Trust and/or the Company any additional information or materials required by the Company to allow the Company to establish and maintain the Account.

1.4. The Trust hereby authorizes and directs the Company to open the Account on behalf of the Investor. The Trust agrees to provide such information regarding the Investor as the Company may require or reasonably request to enable the Company to establish and maintain the Account on behalf of the Investor. The Company agrees to establish the Account pursuant to the Trust’s direction and to maintain the Account while this Agreement remains in effect. Nothing herein shall obligate the Company to continue to maintain the full functionality of the Account following termination of this Agreement.

1.5. By execution of this Agreement, the Investor agrees to, accepts and acknowledges receipt of and agreement with the Company’s Terms of Use, privacy policy and other necessary account opening documentation.

2. Account Functionality, Funding and Investment.

2.1. Subject to the terms and conditions of this Agreement, by opening and maintaining the Account on behalf of the Investor, the Company will provide to the Investor the opportunity to:

(a) review requests for Loans that the Company has received from its members; and

(b) invest in any such Loans, on a fractional basis in increments of $25 or (if applicable) for the total amount of such Loan.

2.2. The Investor will only use the Company’s Platform to execute its investment decisions. For the avoidance of doubt, for purposes of this Agreement, the use of the Company’s Application Program Interface (API) in connection with the execution of investment decisions shall be deemed the use of the Company’s Platform, provided that any such use of the API is consistent with any agreement between the Company and Investor governing Investor’s use of the API.

2.3. Investor acknowledges and agrees that the Account may only be used to acquire and hold Loans through the Certificate. The Account may not be used to acquire or hold any other types of securities, including, but not limited to, Member Payment Dependent Notes issued by the Company. Investor further acknowledges and agrees with Company that the opening of a new account with the Company, including execution of a new Series Supplement with the Trust and the acquisition of a new Certificate, would be required in order for Investor to invest in any types of loans originated through the Platform other than Loans.

2.4. In order to invest in a Loan, the Investor must have sufficient capital in a custodial account (the “Custodial Account”) in its name with Millennium corresponding to the Account at the time any investment corresponding to a Loan is to be executed. All funds required for the settlement of investment transactions in Loans will be debited and released from such Custodial Account as further described in Paragraph 2.5 below. Investor acknowledges and agrees that it bears sole responsibility for funding such Custodial Account by remitting funds to Millennium in accordance with Millennium’s instructions for funding such account. Investor represents, warrants and covenants that it will always maintain sufficient capital in such Custodial Account in order to effect any desired investment transactions.

2.5. Once the Investor has selected a Loan for investment via the Platform (a “Purchase Commitment”), the Investor may not revoke that commitment. A Purchase Commitment is an irrevocable commitment to invest in a Loan, provided that the Loan becomes issued. The Investor agrees and acknowledges that it will not have access to any funds committed to a Loan as the result of a Purchase Commitment unless and until the Company has notified the Investor that the Loan will not be issued. Funds previously committed to a Loan that does not issue will be released to the Investor’s Custodial Account and made available for investment. Investment transactions are irrevocable regardless of whether the full amount of the Loan request is funded, and the Investor assumes all risk related thereto.

2.6. Investor acknowledges and agrees that the Company may, in the Company’s sole and absolute discretion, impose a limit on the aggregate amount of Loans that Investor may purchase through the Certificate and/or Account in a given month (a “Purchase Limitation”). If the Company wishes to impose such a limit, the Company will provide Investor thirty days’ prior written notice (which notice may be, but is not required to be, conveyed via electronic mail), informing Investor of the total aggregate dollar limit of Loan purchases through the Certificate and/or Account that the Company will accept on behalf of Investor. Once thirty days have elapsed following the date of any such notice, the Purchase Limitation relating to such notice will go into effect on the first day of the following calendar month, and will apply for each month thereafter until the Company provides notice that the Purchase Limitation has been modified or lifted. If a Purchase Limitation is in place, Investor will not be permitted to purchase Loans in an amount in excess of the Purchase Limitation without prior approval of the Company, which approval may be withheld in the Company’s sole and absolute discretion.

2.7. Investor agrees that it will refrain from purchasing more than 25% (the “Cap”) of any single Loan listed via the Platform for the first four (4) days after such Loan is initially listed. After the first four (4) days after a Loan’s initial listing, Investor will be free to invest in such Loan without regard to the Cap.

3. Loan Issuance and Custody.

3.1. Loans will generally issue at the end of the 14-day posting period during which the Loan is available for investment through the Platform unless (i) the Loan is declined prior to issuance, in which case the Investor’s investment commitment will be released as described above; (ii) investor commitments for the entire amount of the Loan request have been received earlier and any verification or other operational processes have been completed, in which case the Loan will issue earlier; or (iii) the Loan request is declined or withdrawn for any reason.

3.2. The Loans invested in by Investor will be acquired and held by the Trust and accounted for on the Trust’s books and records as relating to the Certificate. The Loans and the Certificate, with respect to which payments will be dependent upon repayment of the underlying Loans, will be subject to the terms of the Amended and Restated Trust Agreement, the Private Placement Memorandum, the Series Supplement, the Terms and Conditions to Global Certificates Issued by LC Trust I, the Amended and Restated Purchase Agreement, and the Amended and Restated Service Agreement, each as currently in effect, and as may be amended from time to time (collectively, the “Trust Documents”).

3.3. Loans acquired and held by the Trust will be maintained by Millennium as custodian pursuant to, and subject to the terms of, that certain Custodial Account Agreement between the Trust and Millennium. Investor acknowledges and agrees that no direct custodial relationship between Investor and Millennium is created by operation of such agreement, the agreement by and between the Company and Millennium, this Agreement, or any other agreement other than agreements to which both the Investor and Millennium are parties. Investor further acknowledges and agrees that it bears sole responsibility for entering into an agreement with Millennium pertaining to the custody of its Certificate and the opening of a Custodial Account, and that the opening and maintenance of the Account under this Agreement is contingent upon Investor’s entering into such an agreement with Millennium and opening and maintaining a Custodial Account. Investor acknowledges and agrees that the Trust may, in its discretion, request confirmation from the Investor and/or Millennium that a Custodial Account has been opened in the Investor’s name prior to opening an Account with the Company on the Investor’s behalf.

4. Fees. In consideration of the services to be provided by the Company in connection with this Agreement and the Account, Investor agrees to pay to the Company certain fees as provided in Appendix B attached hereto. Unless otherwise provided on such Appendix B, fees shall accrue for each month in which the value of Investor Custom Program Loans is greater than zero on any calendar day of such month, shall be calculated based on the value of the assets in the Account as of the last calendar day of such month, and shall be payable monthly in arrears.

5. Covenants and Acknowledgements. The Investor represents, warrants, covenants and acknowledges that:

5.1. it has no right to, and will not make any attempt, directly or through any third party, to collect on any Loan;

5.2. borrower members may default on their payment obligations under the Loans and any such default will reduce the amounts, if any, it may receive under the terms of the Certificate, and Company makes no representations as to the correctness of any information provided by borrower members;

5.3. borrower members may pre-pay their payment obligations under the Loans without penalty and that any such prepayment may reduce the amounts, if any, it may receive under the terms of the Certificate;

5.4. it has the power to enter into and perform its obligations under this Agreement;

5.5. it is duly organized, validly existing and in good standing in the jurisdiction set forth above, and will maintain such status at all times during the term of this Agreement;

5.6. this Agreement has been duly authorized, executed and delivered by it;

5.7. it has received and reviewed the Trust Documents;

5.8. it has complied in all material respects with applicable federal, state and local laws;

5.9. it is acquiring the Certificate for its own account and is not acquiring such Certificate with a view toward resale or distribution, as such term is defined in connection with the federal securities laws and regulations thereunder;

5.10. it has been advised that neither the Certificate nor the offering of the Certificate has been registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws, but is being offered and sold pursuant to exemptions from such laws. The Trust and the Company are relying in part on the Investor’s representations and warranties contained in this Paragraph and Appendix A to this Agreement for the purpose of qualifying for such exemptions from registration. Accordingly, the Investor hereby represents and warrants that it is an “accredited investor” as indicated by its responses to Appendix A, and agrees to provide any additional documents and information that the Trust or Company may reasonably request for purposes of determining the Investor’s status as an accredited investor;

5.11. its interest in the Trust’s offering of Certificates did not result from its review of the registration statement filed by the Company with the U.S. Securities and Exchange Commission in connection with the Company’s public offering of Member Payment Dependent Notes, and it initially learned of the Trust’s offering of Certificates via other means;

5.12. it is aware that its rights to transfer the Certificate are restricted by the Securities Act, applicable state securities laws and laws of other jurisdictions, the Series Supplement, the Terms and Conditions to Global Certificates, and the absence of a market for the Certificate, among other factors. The Investor further understands that (i) Certificates will not be registered under the Securities Act; (ii) there will be no public market for Certificates; (iii) the Investor may not be able to avail itself of exemptions available for resale of the Certificate without registration, and accordingly, may have to hold the Certificate indefinitely; and (iv) it may not be possible for the Investor to liquidate its position in the Certificate; and

5.13. it has made and will make its decisions in connection with its consideration of any loan requests on the Platform in compliance with the Equal Credit Opportunity Act, 15 U.S.C. 1601 et seq., and its implementing Regulation B, 12 C.F.R. 202 et seq., as such may be amended from time to time, and all applicable state or local laws, regulations, rules or ordinances, including but not limited to all such laws, regulations, rules or ordinances concerning credit discrimination.

6. Company Representations and Warranties. Company represents and warrants to the Investor that:

6.1. it is duly organized, validly existing as a corporation and in good standing under the laws of Delaware and has corporate power to enter into and perform its obligations under this Agreement;

6.2. this Agreement has been duly authorized, executed and delivered by the Company; and

6.3. it has made commercially reasonable efforts to verify the identity of the borrower members obligated on the Loans.

7. No Advisory Relationship. The Investor agrees and acknowledges that it is acting in a self-directed manner in determining and requesting its investments in Loans and that it is not requesting, receiving or relying upon the advice of the Trust, the Company or any subsidiary, affiliate, employee, contractor, officer, stockholder, director or agent of the Company (collectively, the “Representatives”), and that such parties are not acting as the Investor’s agent, fiduciary or adviser. Investor confirms that it is not relying on any representation, warranty, or communication (whether written or oral) of the Trust, the Company or any of the Representatives as investment advice or as a recommendation to purchase Loans or any particular Loan, and that any decision to invest in such Loans or any particular Loan is made by Investor in its sole and absolute discretion. Investor further agrees and acknowledges that neither the Trust, the Company nor any Representative has the discretion or authority to change or modify any requested investment transaction. Moreover, the Investor agrees and represents that it is not entering into this Agreement with the intent or expectation that the Representatives would act in any fiduciary or advisory capacity and specifically requests that the Representatives not act in such capacity. The Trust, the Company and the Representatives assume no advisory or fiduciary responsibility in the Investor’s favor in connection with the purchase of the Certificate or self-directed investments in Loans, and the Trust, the Company and its Representatives have not provided the Investor with any legal, accounting, investment, financial planning, regulatory or tax advice with respect to the Loans. Investor has consulted its own legal, accounting, investment, financial planning, regulatory and tax advisors to the extent deemed necessary or appropriate.

8. Limitations on Damages. INVESTOR EXPRESSLY UNDERSTANDS AND AGREES THAT NEITHER THE TRUST, THE COMPANY NOR ANY OF THE REPRESENTATIVES SHALL BE LIABLE TO INVESTOR FOR ANY DAMAGES, DIRECT OR INDIRECT, RESULTING FROM ANY TRANSACTIONS UNDERTAKEN BY INVESTOR OR ANYONE ACTING ON INVESTOR’S BEHALF IN THE ACCOUNT, TRANSACTIONS THAT FAIL TO BE UNDERTAKEN BY INVESTOR OR ANYONE ACTING ON INVESTOR’S BEHALF IN THE ACCOUNT, ANY OTHER MATTER RELATING TO OR ARISING FROM INVESTOR ACTIONS OR FAILURES TO ACT WITH RESPECT TO THE ACCOUNT, INVESTMENT IN LOANS, FAILURE TO INVEST IN LOANS, OR ANY DECISIONS OR OUTCOMES BASED ON ANY OF THE FOREGOING. IN NO EVENT SHALL THE TRUST, THE COMPANY OR THE REPRESENTATIVES BE LIABLE TO THE INVESTOR FOR ANY LOST PROFITS, PRINCIPAL, DATA OR OTHER LOSSES, OR ANY SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, THE TRUST AND THE COMPANY DO NOT MAKE ANY REPRESENTATION OR WARRANTY TO THE INVESTOR REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE INVESTOR.

9. Indemnity. The Investor agrees to fully indemnify and hold harmless the Trust, the Company and the Representatives from and against any claim (third-party or otherwise) arising from or related any transactions undertaken in or otherwise for the benefit of the account, transactions that fail to be undertaken in or otherwise for the benefit of the account, any other matter relating to or arising from investor actions or failures to act with respect to the account, investment in Loans, failure to invest in Loans, or any decisions or outcomes based on any of the foregoing, and any claim made by the Investor, any beneficial owners or affiliates of the Investor, or any person claiming through the Investor arising from or related to any alleged breach of a fiduciary duty or a claimed advisory relationship, in all cases including any liability or expense arising from all claims, losses, damages (actual and consequential) and actual or threatened suits and judgments (including litigation costs and attorneys’ fees), except to the extent any such claims, losses or damages directly arise from conduct that is finally determined to amount to gross negligence (determined in accordance with Delaware law) or willful misconduct on the part of the Trust, the Company, or a Representative.

10. Section 1542. The Investor waives any benefits of Section 1542 of the Civil Code of the State of California, or any similar provision of common law, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

11. Claims. To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will the Investor (or any heir, spouse, successor, agent, etc.) pursue, or cause or knowingly permit the prosecution of, or assist, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which it may now have, have ever had, or may in the future have against the Trust, the Company or the Representatives as it relates to this Agreement.

12. Miscellaneous.

12.1. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given (a) when personally delivered to the party to be notified, (b) one day following mailing via Federal Express or similar overnight courier service to the address of the party specified in this Agreement or otherwise specified in writing, specifying next day delivery, with written verification of receipt, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage replied, or (d) upon sending, if sent by confirmed electronic mail (with delivery receipt requested) or facsimile during normal business hours of the recipient; if sent by such means but not during such hours, then on the next business day.

12.2. No provision of this Agreement shall be modified or amended unless the modification or amendment is agreed to in writing and signed by the parties. No delay or omission to exercise any right,

power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement will impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

12.3. This Agreement, together with the Trust Documents (which shall remain in full force and effect to the extent not expressly modified herein), constitutes the full and entire understanding and agreement between and among the parties with regard to the subject hereof and supersedes all prior arrangements and understandings regarding the same, and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants, agreements or understandings except as specifically set forth herein and therein.

12.4. Except as expressly otherwise provided in this Agreement, the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware in all respects, regardless of choice of law provisions.

12.5. The invalidity, illegality or unenforceability, for any reason, of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect and be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.6. Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the parties.

12.7. If any legal action or proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other reasonable costs incurred in that action or proceeding, including any appeals, in addition to any other relief to which it or they may be entitled.

12.8. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original.

12.9. Any conflict, claim, or dispute between the parties arising under or related in any way to this Agreement, or any breach of this Agreement, or any claim that any of this Agreement is invalid, illegal, voidable, or void, or any other claim relating to either party’s performance or non-performance of this Agreement, shall be subject to mandatory, binding arbitration under the authority of the American Arbitration Association. The arbitration shall be conducted before a panel of three arbitrators using the Commercial Arbitration Rules. The location of the arbitration shall be in San Francisco, California. The arbitrators’ award may be entered in any court with jurisdiction. At the request of either party prior to the arbitration award, the arbitrators shall make written findings of fact and conclusions of law as part of their award. Each party shall pay all applicable fees and costs billed by the American Arbitration Association prior to arbitration, including without limitation the arbitrators’ fees and expenses.

12.10. The Investor may not assign this Agreement or its rights hereunder, or delegate its obligations hereunder, without the prior written consent of each of the Trust and the Company.

12.11. Any party may terminate this Agreement at any time by providing written notice of termination to the other parties at least thirty (30) days prior to the effective date of such termination. And party shall have the right to terminate this Agreement immediately upon written notice to the other Parties in any of the following circumstances:

(a) any representation or warranty made by any other party in this Agreement shall be incorrect in any material respect and shall not have been corrected within twenty (20) days after written notice thereof has been given to the other parties;

(b) any other party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for twenty (20) days after written notice thereof has been given to the other parties;

(c) The Trust or the Company receive written notice from Millennium or the Investor that the Investor has closed or intends to close the Custodial Account, unless the parties to this Agreement have previously consented to the closing of such Custodial Account in writing;

(d) The Trust or the Company become aware of any material breach of any other agreement to which Investor is a party (including any representation or warranty therein) relating to the Certificate or Account, including but not limited to the Series Supplement, the Company’s Terms of Use and any agreement between the Company and Investor governing Investor’s use of the API, if applicable; or

(e) if any other party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other similar proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the day and year first above written.

LC TRUST I

By:

Name:

Title:

LENDINGCLUB CORPORATION

By:

Name:

Title:

Investor

By:

Name:

Title:

APPENDIX A – CERTIFICATE PURCHASER INFORMATION FORM

Please complete and sign this form and return it to LC Trust along with a signed W-9 or other appropriate tax form. Please note that in some cases additional documentation may be requested by Lending Club following receipt of this form from LC Trust.

A. Contact Information

Purchaser/Entity Purchaser Name:

Permanent Address (no P.O. Boxes):
(Individuals: Use Home Address)
(Entities: Primary Place of Business)

Contact Address:
(If Different)

State of Incorporation/Organization and year Incorporated/Organized (Entities only):

Name/Title of Primary Contact (Entities only):

Name/Title of Principal, if Different (Entities only):

Phone:	Contact email:

SSN/Tax ID:	Date of Birth (Individuals):

Driver’s License No./Issuing State (Individuals)(please attach photocopy):

Trustee or Plan Sponsor Name/Address (required if Purchaser is a trust or benefit plan):

B. Type of Purchaser Select one.

☐	Individual	☐	Tenants in Common	☐	Limited Liability Partnership

☐	Community Property	☐	Partnership	☐	Limited Liability Company

☐	Estate	☐	C Corporation	☐	Other:

☐	Exempt Organization	☐	S Corporation	☐	A trust (check applicable box below):

☐	IRA / Keogh / SEP	☐	Limited Partnership		☐ An irrevocable trust

☐	Joint Tenant	☐	General Partnership		☐ Living/revocable trust (specify # of grantor(s): )

C. Accredited Investor Status Select one or more, as applicable. See following page for additional categories.

The Purchaser makes one of the following representations regarding the Purchaser’s status as an “accredited investor” (within the meaning of Rule 501 under the Securities Act) as follows. The Purchaser is:

☐	A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000.[1]

☐

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

[1]

For purposes of calculating “net worth,” the value of the Purchaser’s primary residence must be excluded. Any related indebtedness secured by such residence up to its fair market value may be excluded. Indebtedness secured by such residence in excess of its fair market value should be deducted from the Purchaser’s net worth.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Certificate, with total assets in excess of $5,000,000.

☐	A corporation, not formed for the specific purpose of acquiring the Certificate, with total assets in excess of $5,000,000.

☐	A partnership, not formed for the specific purpose of acquiring the Certificate, with total assets in excess of $5,000,000.

☐	A limited liability company, not formed for the specific purpose of acquiring the Certificate, with total assets in excess of $5,000,000.

☐	A Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Certificate, with total assets in excess of $5,000,000.

☐

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Certificate, whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in a Certificate.

☐

An entity in which all of the equity owners are accredited investors. (In the case of a Purchaser that is a revocable trust, all of the grantors and trustees are accredited investors. Please note that irrevocable trusts are not eligible for this category and must choose another representation.) If the Purchaser belongs to this category only, please list on a separate sheet to be attached hereto the equity owners (or grantors and trustees) of the Purchaser and the category which each such equity owner (or grantor and trustee) satisfies.

☐	A bank as defined in Section 3(a)(2) of the Securities Act.

☐	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act.

☐	An SEC-registered broker-dealer.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	An SEC-registered investment company or a “business development company” as defined in the Investment Company Act of 1940.

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration.

☐

A plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	An employee benefit plan within the meaning of ERISA. The Purchaser further represents that:

☐ the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser;

☐ the employee benefit plan has total assets of $5,000,000; or

☐ the plan is self-directed and investment decisions are made solely by accredited investors.

☐	A private business development company as defined in the Investment Advisers Act of 1940.

☐	The Purchaser is not an accredited investor. (The Purchaser or the Purchaser’s counsel should contact Tangela Richter (immediately.)

SIGN AND DATE BELOW

Purchaser:

By:	Date
Title:

Joint Purchaser/Co-Trustee/Co-Signer, if required:

By:	Date
Title: